EXHIBIT 99.1

                     RESOLUTION OF THE BOARD OF DIRECTORS OF
                    CLEMENTS GOLDEN PHOENIX ENTERPRISES, INC.
                              a Florida Corporation

DATE:       April 18, 2000

MANNER:     TELEPHONE

REASON: To approve and ratify a new fiscal year end of March 31, effective immediately.

ACTION: Motion by Joseph Rizzuti, CFO and a Director of the Company and seconded by Henry T. Clements, the President of the Company to approve and ratify a new fiscal year end of March 31, effective immediately.

         That the Company will take all steps necessary in furtherance of the enactment of the preceding provisions.

         This is to certify that the undersigned are duly authorized representatives of the Board of Directors of Clements Golden Phoenix Enterprises, Inc., a Florida corporation and that the foregoing Resolution was duly adopted on this 18th day of April, 2000.



/s/ Joseph Rizzuti
---------------------------------
Joseph Rizzuti, CFO and Director